                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. __)


Filed by the Registrant                     /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/X/ Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Mentor Income Fund, Inc.
   ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                       Karpus Investment Management, Inc.
   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                            MENTOR INCOME FUND, INC.
                               200 BERKELEY STREET
                           BOSTON, MASSACHUSETTS 02116

            PROXY OF KARPUS MANAGEMENT, INC. d/b/a KARPUS INVESTMENT
                            MANAGEMENT INC. ("KIM")

                     FOR THE SPECIAL MEETING OF SHAREHOLDERS

At the Special Meeting of shareholders of Mentor Income Fund. Inc,. ("the Fund") to be held at 200 Berkeley Street, Boston, Massachusetts 02116 on September 27, 2000 @ 10:00 a.m., Eastern time Karpus Management Inc. will present the following proposals to the shareholders of the Fund.

1. TO APPROVE OR DISAPPROVE A NEW INVESTMENT ADVISORY AGREEMENT BETWEEN THE FUND AND KARPUS MANAGEMENT, INC. D/B/A KARPUS INVESTMENT MANAGEMENT, INC.

2. TO REMOVE MENTOR AS THE INVESTMENT ADVISOR OF THE FUND.

3. TO ELECT MEMBERS OF THE FUND'S BOARD OF DIRECTORS TO HOLD OFFICE UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

4. TO REJECT AN AMENDMENT TO ARTICLE I OF THE FUND'S RESTATED AND AMENDED ARTICLES OF INCORPORATION CHANGING THE NAME OF THE FUND TO AMERICAN INCOME FUND INC.

5. TO REJECT AN AMENDMENT TO ARTICLE II OF THE FUND'S RESTATED AND AMENDED ARTICLES OF INCORPORATION DELETING SECTION 2 THEREOF WHICH CURRENTLY RESTRICTS CERTAIN TRANSFERS OF FUND SHARES.

6. TO REJECT THE SELECTION OF KPMG LLP AS INDEPENDENT ACCOUNTANTS OF THE FUND FOR THE FISCAL YEAR ENDED OCTOBER 31, 2000.

7. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

         The close of business on July 28, 2000 has been fixed by the Fund as the record date for the determination of shareholders of the Fund entitled to notice of and to vote at the Meeting and any adjournments thereof.

KARPUS URGES SHAREHOLDERS: SUPPORT THE EFFORTS OF KIM TO RECOGNIZE THE NET ASSET VALUE OF YOUR INVESTMENT BY SUPPORTING KIM'S PROPOSALS.

SHAREHOLDERS OF THE FUND ARE ENTITLED TO SHARE IN THE ECONOMIC BENEFITS THAT ARE REALIZED IN THIS TRANSACTION, IN THE OPINION OF KIM.

MENTOR REALIZES AN ECONOMIC BENEFIT BY SELLING THE FUND. U.S. BANK WILL REALIZE AN ECONOMIC BENEFIT BY RECEIVING ADDITIONAL MANAGEMENT FEES IN BECOMING THE NEW INVESTMENT ADVISOR TO THE FUND.

THE SHAREHOLDER IS NOT EVEN RECEIVING THE NET ASSET VALUE OF THEIR INVESTMENT, WHAT IT IS TRULY WORTH, IF THEY HELD THE INDIVIDUAL SECURITIES, INSTEAD OF FUND SHARES.

                               PROXY STATEMENT OF
KARPUS MANAGEMENT, INC. d/b/a KARPUS INVESTMENT MANAGEMENT INC. ("KIM")

FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 27, 2000 OF MENTOR INCOME FUND, INC.

         The accompanying Proxy is solicited by KIM to be used at a Special Meeting of shareholders of the Fund, which will be held on September 27, 2000 at 10:00 a.m., Eastern time, at 200 Berkeley Street, Boston, Massachusetts 02116 and at any adjournment or adjournments thereof (the "Meeting").

         The Fund has called this meeting to consider and act upon proposals to:

1. Approve or disapprove a new investment advisory agreement between the Fund and U.S. Bank National Association.
2. To elect members of the Fund's Board of Directors to hold office until their successors are duly elected and qualified.
3. To approve or disapprove an amendment to Article I of the Fund's restated and amended Articles of Incorporation changing the name of the Fund to American Income Fund Inc.
4. To approve or disapprove an amendment to Article II of the Fund's restated and amended Articles of Incorporation deleting section 2 thereof, which currently restricts certain transfers of Fund shares.
5. To ratify or reject the selection of KPMG LLP as independent accountants of the Fund for the fiscal year ended October 31, 2000. 6. To transact such other business as may properly come before the meeting or any adjournments thereof.

KIM wishes to enlist the support of fellow shareholders to stop Fund's Management from assigning new investment advisory agreements between the Fund and a new Investment Advisor WITHOUT GIVING ANY BENEFITS TO THE SHAREHOLDERS OF THE FUND.

         Shareholders of record at the close of business on July 28, 2000 (the "Record Date") are entitled to notice of and to vote at the Meeting. Each share is entitled to a proportionate share of one vote on such matters. The most recent annual report to shareholders of the Fund and most recent semi-annual report to shareholders are available upon request, without charge, by writing the Fund at 200 Berkeley Street, Boston, Massachusetts, or by calling the Fund at 877-504-5025. The principal executive offices of the Fund are located at 200 Berkeley Street, Boston, Massachusetts 02116.

         KIM has retained _________________________ ( the "Proxy Solicitor") to assist it in the solicitation of proxies. It is expected that the cost of soliciting the proxies will be approximate $25,000. Should KIM be successful in presenting KIM's Proposals to the shareholders, KIM will seek reimbursement from the Fund of the costs of soliciting proxies. The Proxy Solicitor may supplement its solicitation of proxies by mail, telephone or other means. The costs of soliciting proxies, including the cost of preparing and mailing the Proxy Statement will be paid by KIM and various accounts that are clients of KIM.

         All properly executed proxies received prior to the Meeting and not revoked will be voted at the Meeting in accordance with the instructions marked thereon. Executed proxies that are unmarked will be voted for each of the Proposals 1 through 5. Stockholders are entitled to one vote for each Fund share held and fractional votes for each fractional Fund share held. Stockholders of the Fund will vote as a single class and will vote separately on each proposal. Shares represented by executed and unrevoked proxies will be voted in accordance with the specifications made thereon. If no instructions are given on KIM's blue proxy card, such shares will be voted FOR KIM's Proposal, authority will be WITHHELD from Management's proposed nominee for Director, authority will be WITHHELD from Management's Proposal to amend Article I of the Fund's restated and amended Articles of Incorporation, authority will be WITHHELD from Management's Proposal to amend Article II oft the Fund's restated and amended Articles of Incorporation, such shares will be voted AGAINST the proposed ratification of auditors, and such shares will be voted on any other matter that may properly come before the Meeting. If the enclosed form of proxy is executed and returned, it nevertheless may be revoked by a subsequently dated proxy or by attending the Meeting and voting in person. As of the Record Date, the Fund had 11,817,776 shares of common stock issued and outstanding.

         KIM's clients hold 544,247 shares of the Fund, representing approximately 4.61% of its outstanding shares. Karpus Investment Management Profit Sharing presently owns 100 shares as of July 31, 2000. Sophie Karpus, (a Principal of KIM) presently owns 800 shares as of July 31, 2000.

         It is estimated that definitive proxy materials will be mailed to stockholders of record on or about __________________. The Fund's principal executive offices are located at 200 Berkley Street, 21st floor, Boston Massachusetts 12116-5034. Copies of the Fund's most recent Annual and Semi-Annual Reports are available without charge upon written request to the Fund at its principal office. KIM is located at 14A Tobey Village Office Park, Pittsford NY 14534 and any correspondence to KIM should be directed to this address.

         After reviewing the proxy statement, PLEASE SIGN AND RETURN THE BLUE PROXY CARD TO___________________________________________________________________
YOUR VOTE IS CRITICAL.

KIM RECOMMENDS THAT YOU VOTE FOR KIM'S PROPOSAL TO APPROVE A NEW INVESTMENT ADVISORY AGRREMENT BETWEEN THE FUND AND KARPUS MANAGEMENT INC, D/B/A KARPUS INVESTMENT MANAGEMENT.

VOTE TO REMOVE MENTOR AS THE INVESTMENT ADVISOR OF THE FUND

VOTE TO ELECT THE KIM SUPPORTED BOARD OF DIRECTORS TO HOLD OFFICE UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

VOTE TO REJECT AN AMENDMENT TO ARTICLE I OF THE FUND'S RESTATED AND AMENDED ARTICLES OF INCORPORATION CHANGING THE NAME OF THE FUND TO AMERICAN INCOME FUND, INC.

VOTE TO REJECT AN AMENDMENT TO ARTICLE II OF THE FUND'S RESTATED AND AMENDED ARTICLES OF INCORPORATION DELETING SECTION 2 THEREOF WHICH CURENTLY RESTRICTS CERTAIN TRANSFERS OF FUND SHARES.

VOTE TO REJECT THE SELECTION OF KPMG LLP AS INDEPENDENT ACCOUNTANTS OF THE FUND FOR THE FISCAL YEAR ENDED OCTOBER 31,2000.

INTRODUCTION

         On July 7, 2000, U.S. Bank, First Union Corporation ("FUC") and Mentor Investment Advisors, LLC ("Mentor") entered into an Asset Purchase Agreement ("Acquisition Agreement"), pursuant to which U.S. Bank will purchase certain assets of Mentor, the Fund's present investment advisor, that relate to the management and operations of the Fund (the "Acquisition").

         The Acquisition is subject to various conditions being satisfied prior to closing, including, among other things, the requisite approvals of a new investment advisory agreement (the "New Advisory Agreement") by Fund shareholders and the election of a new Board of Directors, the composition of which is reconstituted in a manner acceptable to both U.S. Bank and Mentor. U.S. Bank and Mentor have agreed in the Acquisition Agreement that Mentor will use its reasonable best efforts to cause the Fund to call a shareholders meeting for the purpose of causing the Board to be reconstituted and approving the New Advisory Agreement. The Acquisition is not expected to result in any material change in the investment policies or restrictions of the Fund.

         It is the belief of KIM that SHAREHOLDERS OF THE FUND SHOULD SHARE THE ECONOMIC BENEFITS OF SUCH AN ACQUISTION.

         Mentor Income Fund has traded at a significant discount to net asset value over the past five years (8/3/95 through 8/3/00). This discount has averaged -11.92% whereas a low discount was reached on December 30, 1999 at -22.3% and a high of .72% was reached on March 12,1998. As of August 3, 2000 the closing market price of the Fund was $7.813 and the net asset value of the Fund was $8.97 (this represents a discount of -12.90% of market price compared to net asset value). Net asset value is the value of the assets of the Fund and is determined by subtracting the liabilities from the portfolio value of a fund's securities, and dividing that figure by the number of outstanding shares. Should the Fund be liquidated or open-ended, shareholders would realize a price of close to net asset value in the opinion of KIM. (Some transaction charges may be applied).

For a new investment advisory agreement to be put in place, shareholders must be allowed to vote on this item. SHAREHOLDERS, THIS IS YOUR CHANCE IN KIM'S OPINION TO ELECT A NEW INVESTMENT MANAGER THAT WILL WORK FOR THE BEST ECONOMIC INTERESTS OF THE SHAREHOLDERS OF THE FUND.

1940 Act requirements

         Section 15(a) of the Investment Company Act of 1940 (the "1940 Act") prohibits any person from serving as an investment advisor to a registered investment company except pursuant to a written contract that has been approved by shareholders. Therefore, any new investment manager or for anyone to provide investment advisory services to the Fund, shareholders must approve the New Investment Agreement.

         Karpus Management, Inc. d/b/a Karpus Investment Management, Inc. ("KIM") believes that it is a suitable candidate to manage the Fund in acting as an investment advisor to the Fund. KIM would recommend to the Board of Directors continuous plans to assist in closing the discount to net asset value at which the Fund currently trades.

Explanation of KIM's Proposals

         Proposal 1.

         To approve or disapprove a new investment advisory agreement between the Fund and Karpus Management, Inc. d/b/a Karpus Investment Management ("KIM")

         KIM is enlisting the support of fellow shareholders to establish a new investment advisory agreement with itself and the Fund. KIM is committed to enhancing the value of the Fund's shares. KIM would recommend to the Board of Directors either, any or all of the following: an aggressive share buy back program in the open market, a share repurchase offer at net asset value, or conversion of the Fund from the current closed-end to an open-ended format.

         It is the opinion of KIM that the shareholders of the Fund are entitled to substantially better performance in terms of net asset value performance and market price performance than the Fund has previously experienced. From August 1, 1996 to July 27, 2000 the net asset value has experienced a simple price depreciation of -9.3212% for the holding period. On an annual equivalent the simple price depreciation of the net asset value equaled -2.423%. During this same time period (8/1/96 to 7/27/00) the market price experienced a simple price depreciation of -12.1429% for the holding period or -----3.2084% annual equivalent.

         The discount to net asset value of the Fund (from 8/1/96 through 7/27/00) has averaged -11.96%. The high was on 3/12/98 at +.72% and the low was on December 30, 1999 at -22.3%.

         The shareholders of Mentor Income Fund have suffered in the opinion of KIM because of this dismal performance and deserve to be compensated in the sale of the assets of the Fund from Mentor Investment Advisors, LLC ("Mentor") to U.S. Bank National Association ("U.S. Bank"). Mentor will benefit from the sale of assets and U.S. Bank will benefit from increased investment advisory fees. The shareholder will not receive any compensation in terms of this transaction.

          Karpus has gained national recognition in being ranked "A Worlds Best Money Manager" according to Nelson Information. For U.S. Intermediate Duration Fixed Income, Karpus was ranked for the 40 quarters ending 3/31/00 8th out of 94 managers. For the 20 quarters ending 3/31/00 Karpus was ranked 3rd out of 148 managers and the 12 quarters ending 3/31/00, Karpus was ranked 8th out of 165 managers.

         KIM has vowed to work for the financial betterment of the Fund's shareholders. VOTE TO ELECT KARPUS THE NEW INVESTMENT ADVISOR OF THE FUND.

Proposal 2
         To remove Mentor as the Investment Advisor for the Fund.

THE PRESENT BOARD OF DIRECTORS OF MENTOR INCOME FUND, INC. AGREE THAT THE FUND SHOULD BE MANAGED BY ANOTHER ADVISOR.

         Mentor and the advisory subsidiaries of FUC manage only open-end funds. (Other than one other closed-end fund, which is unknown). This is one of the reasons supported by the Board of Directors and Management of the Fund to seek a new investment advisor for the Fund, which would have an expertise in closed-end funds.

         It is the belief of KIM that should the Fund be managed by a new Investment Advisor, one that is qualified in the closed-end fund arena, performance may be able to be improved within the Fund. This Advisor will look to close the discount at which the Fund has historically traded by methods of tender offers, share buy-back programs, and possibly seeking a similar open-end fund with which to merge.

         Karpus Management, Inc. d/b/a Karpus Investment Management ("KIM") is well known for its investment expertise in the area of closed-end funds. Karpus has gained national recognition in being ranked by "A Worlds Best Money Managers" according to Nelson Information. For U.S. Intermediate Duration Fixed Income, Karpus was ranked for the 40 quarters ending 3/31/00 8th out of 94 managers. For the 20 quarters ending 3/31/00 Karpus was ranked 3rd out of 148 managers and for the 12 quarters ending 3/31/00, Karpus was ranked 8th out of 165 managers.

         Whereas currently, KIM does not manage any closed-end funds, only "individual investment accounts", however KIM believes that it's experience in the closed-end fund arena make it a very qualified candidate to become the Fund's Advisor. KIM will work for the best interest of the shareholders of the Fund in helping them receive an economic benefit from being a shareholder of the Fund.

Proposal 3
         To elect members of the Fund's Board of Directors to hold office until their successors are duly elected and qualified.

         The proposed KIM slate of directors are not the typical house directors as normally found in families of funds. In fund families you find many times the Board of Directors may be comprised of the identical individuals that serve for many different fund. Consequently, a large percentage of the director's income may be derived from serving on Boards.

         KIM has strived to present to the shareholders a Board of Directors that will work tirelessly for the shareholders. They are composed of many leading authorities in the closed-end fund industry; none of the proposed directors are employees of KIM although 2 of the proposed directors may receive some compensation from KIM.

         At the Meeting, shareholders of the Fund will vote for the election to serve as Directors of the Fund, each to hold office until his successor is elected and qualifies or until his death, retirement, resignation or removal from office. The Fund's Restated and Amended Articles of Incorporation ("Articles of Incorporation") provide that the Fund's Board of Directors shall be divided into three classes, each having a term of three years. Since the term of office of one class will expire each year, certain nominees will serve less than three years during their initial terms as Directors of the Fund.

         The persons named on the accompanying proxy card intend, in the absence of contrary instructions, to vote all proxies in favor of the election of the nominees named below as Directors of the Fund to serve until their successors are duly elected and qualified. If any of the nominees should be unable to serve, and event not now anticipated, the proxies will be voted for such other person or person, if any, as shall be designated by KIM.

         The following sets forth certain information concerning the persons nominated for election as Directors.



Name / Age                                           Principal Occupation During the Last Five Years
----------                                           -----------------------------------------------

CLASS I NOMINEES TO SERVE UNTIL 2001 ANNUAL MEETING OF SHAREHOLDERS
Andrew Dakos    Age 34                      Private Investor, Vice-President Sales
14 Mill Street                              UVitec Printing Inc. since 1997, Sales
Lodi, New Jersey 07644                      Manager from 1992-1997

Kenneth Saks    Age 57                      President Harsax, Inc. (building developer)
2575 Fairwood Rd.                           1965-2000.
PepperPike, Ohio  44124

Gerald Hellerman   Age 62                   Managing Director of Hellerman Assoc.
10965 Eight Bells Lane                      Financial Consulting Firm, Trustee of 3RD


Columbia, Maryland  21044                   Avenue Trust since 1993, Director of
                                            Clemente Strategic Value Fund 1998-2000

CLASS II NOMINEES TO SERVE UNTIL 2002 ANNUAL MEETING OF SHAREHOLDERS

Glenn Goodstein     Age 37                  Since 1992 has managed investments for
16830 Adlon Rd.                             a limited number of clients.  1988-1996
Encino, California  91436                   held several executive positions with ADP

Brad Orvietto       Age 43*                 Certified Financial Planner with Strategic
10824 Northwest Second Street               Asset Value Management from 1996 to
Plantation, Florida  33324                  2000. Previously founder and principal of
                                            of Horizon Financial Group.

Kenneth P. Liesegang   Age 47*              Founder and President of RSVP
5 Fox Hollow Drive                          Business Systems, Inc, a Rochester, NY
Fairport, New York  14450                   based computer consulting firm founded
                                            in 1986

CLASS III NOMINEES TO SERVE UNTIL 2003 ANNUAL MEETING OF SHAREHOLDERS

Thomas J. Herzfeld  Age 55                  Principal Occupation for the past five
The Herzfeld Building                       years: Chairman and President of Thomas
P.O. Box 161465                             J. Herzfeld & Co. and Thomas J. Herzfeld
Miami, Florida 33116                        Advisors, Inc. and President and Chairman
                                            of the Herzfeld Caribbean Basin Fund, Inc.
                                            Represents beneficial ownership of 6,100
                                            shares of MRF.


Phillip Goldstein  Age 55                    1992 to present managed investments for
60 Heritage Dr.                              limited number of clients, Portfolio Manager
Pleasantville, NY 10570                      and Pres. of the general partner of
                                             Opportunities Partners, (private inv.
                                             prtnrshp) 1998-2000 director of
                                             Clemente Strategic Value
                                             Fund and was elected a
                                             director of Mexico Equity &
                                             Income Fund in 2/00 and The
                                             Italy Fund in 5/00.

*Mr. Orvietto has business relationships with Karpus Investment Management in the form personal accounts managed by KIM. As a certified financial planner, he has also placed accounts under management by KIM for which he receives compensation. This relationship is a minor financial relationship.

Mr. Liesegang's company RSVP Business Systems, Inc. may occasionally perform computer services for KIM upon which the company receives compensation. This relationship is a minor financial relationship.

Karpus Directors are truly independent. None are employees or officers of Karpus Investment Management. Any relationship is professional and constitutes only in two cases a minor portion of their compensation.

         VOTE FOR THE KARPUS SLATE OF DIRECTORS
         --------------------------------------

Proposal 4

         To reject an amendment to Article I of the Fund's restated and amended Articles of Incorporation changing the name of the Fund to American Income Fund, Inc.

         Why change the name of the Fund AGAIN after the name was changed in 1993 from RAC Income Shares to Mentor Income Fund. Each time a name is changed it COSTS THE SHAREHOLDERS OF THE FUND MONEY. These expenses should not be borne by the shareholders to benefit the management of the Fund.

         It is the belief of KIM that the shareholders are entitled to some type of compensation for the sale of the Fund's assets from "Mentor" to " U.S. Bank". This name change is only coming about because the Fund is being sold. In the opinion of KIM the buyer and the seller both will benefit and the shareholder is left with the bill in their hand.

         Should KIM become the new investment advisor for the Fund, KIM will strive to close the discount and help shareholders realize the true value of their investment.

         VOTE TO REJECT THIS CHANGE AND SEND A CLEAR MESSAGE TO THE FUND THAT SHAREHOLDERS SHOULD RECEIVE AN ECONOMIC BENEFIT WITH THE SALE OF THE FUND.

Proposal 5

         To reject an amendment to Article II of the Fund's restated and amended Articles of Incorporation deleting Section 2 thereof, which currently restricts certain transfer of Fund shares.

         The Fund's Directors and Management believes that it is necessary to delete section 2 of Article II in the Fund's Articles of Incorporation. The section refers to certain restrictions on the transfer of shares of the Fund to "Disqualified Organizations". These restrictions were originally designed to avoid tax liabilities that may be imposed on the Fund when certain shareholders invest in the Fund. The Fund's prospectus states that it may invest in interests issued by real estate mortgage investment conduits ("REMICs") When the Fund began, certain aspects of the tax treatment of investment in REMIC's were not completely clear. Specifically, certain tax rules applied to certain shareholders who owned stock in regulated investment companies, such as the Fund, that acquired residual interests in REMICs. These certain shareholders ("Disqualified Organizations") were not allowed, without serious tax repercussions, to own shares of a fund that held residual interests of REMIC's. Furthermore, if a Disqualified Organization owned shares of the Fund, an annual tax could be imposed on the Fund equal to that portion of the "excess inclusion income" of the Fund for the taxable year that is allocable to the

Disqualified Organization, multiplied by the highest tax rate applicable to corporations. Since this tax would be detrimental to the other shareholders of the Fund, Article II, Section 2 was inserted into the Articles of Incorporation. This provision provided a method for the removal of certain shareholders found to be Disqualifies Organizations.

         This proposal may result in added legal costs that may have to be paid by us, the shareholders!

         KIM believes that shareholders should not support the proposal as a means of expressing to the Fund that it is not satisfied with the performance of the Fund along with the fact that the shareholders are NOT RECEIVING AN ECONOMIC BENEFIT FROM THE SALE OF THE FUND'S ASSETS. It is the opinion of KIM that all parties of the transaction are benefiting however, the shareholders are getting nothing in return.

VOTE TO REJECT THIS CHANGE AND SEND A CLEAR MESSAGE TO THE FUND THAT SHAREHOLDERS SHOULD RECEIVE AN ECONOMIC BENEFIT WITH THE SALE OF THE FUND.

Proposal 6

         To reject the selection of KPMG LLP as independent accountants of the Fund for the fiscal year ended October 31, 2000.

         KIM believes that the shareholders of the Fund should reject the Fund's auditor in protest of the sale of the Fund and assets of the Fund without economic benefit being received by the shareholders.

VOTE TO REJECT THIS CHANGE AND SEND A CLEAR MESSAGE TO THE FUND THAT SHAREHOLDERS SHOULD RECEIVE AN ECONOMIC BENEFIT WITH THE SALE OF THE FUND.

VOTE "FOR" KIM'S PROPOSAL TO BECOME THE NEW INVESTMENT ADVISOR FOR THE FUND.

VOTE TO "REMOVE" MENTOR AS THE INVESTMENT ADVISOR OF THE FUND

VOTE "FOR" KIM'S SLATE OF DIRECTORS.

"REJECT" ALL OF MANAGEMENTS PROPOSALS !!!


                  VOTE AGAINST
                  ------------

                           AN AMENDMENT TO ARTICLE I OF THE FUND'S
                           RESTATED AND AMENDED ARTICLES OF INC.

                            MENTOR INCOME FUND, INC.

            PROXY OF KARPUS MANAGEMENT, INC. d/b/a KARPUS INVESTMENT
                            MANAGEMENT, INC. ("KIM")

              FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON
                              SEPTEMBER 27, 2000.

The undersigned, revoking all Proxies heretofore given, hereby appoints George
W. Karpus, and Sherry Flax or any of them as Proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all shares of Mentor Income Fund, Inc. (the "Fund") that the undersigned is entitled to vote at the special meeting of shareholders of the Fund to be held at 10:00 a.m. on September 27, 2000 at the offices of the Evergreen Funds, 200 Berkeley Street, 26th floor, Boston, Massachusetts 02116 and at any adjournments thereof, as fully as the undersigned would be entitled to vote if personally present.

[ ] FOR [ ] AGAINST [ ]ABSTAIN A New Investment Advisory agreement between the Fund and Karpus Management, Inc. d/b/a Karpus Investment Management (KIM).

[ ] FOR [ ] AGAINST [ ]ABSTAIN To remove Mentor as the Investment Advisor of the Fund.

[ ] FOR [ ] AGAINST [ ]ABSTAIN Karpus Proposal to reject the Fund's name change.

[ ] FOR [ ] AGAINST [ ]ABSTAIN Karpus Proposal to reject amendment to Article II

[ ] FOR [ ] AGAINST [ ]ABSTAIN The selection KPMG as independent accountant for the fiscal year ending 10/31/00.

[ ] FOR [ ] AGAINST [ ]ABSTAIN To give KIM the authority to transact such other business as may properly come before the meeting or any adjournments thereof.

         NOTE: PLEASE SIGN EXACTLY AS YOUR NAME (S) APPEAR ON THIS PROXY. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian, or custodian of a minor or as partner for a partnership, please give the full corporate or partnership name and your title.

                                            Date                  2000
                                                 ---------------------

                                                 ---------------------
                                                     Signature

                            VOTE FOR KARPUS PROPOSALS

                    AN AMENDMENT TO ARTICLE II OF THE FUND'S
                    RESTATED AND AMENDED ARTICLES OF INC.

               THE SELECTION OF KPMG AS INDEPENDENT
               ACCOUNTANTS OF THE FUND (fiscal yr. ending 10/31/00

VOTE "FOR" GIVING KIM THE AUTHORITY TO VOTE IN ANY OTHER MATTERS THAT MAY COME BEFORE THE MEETING.

The following general rules for signing proxy cards may be of assistance to you and will help insure that your vote is counted.

INDIVIDUAL ACCOUNTS:                Sign your name exactly as it appears in the
Registration on the proxy card.

JOINT ACCOUNTS:                     Either party may sign, but the name of the
party signing should conform exactly to a name shown in the Registration on the proxy card.

ALL OTHER ACCOUNTS:                 The capacity of the individual signing the
proxy card should be indicated unless it is reflected in the form of Registration. For example:


   Corporation Name
   John Smith, (Corporate Title)

   Trust Account Name             Custodial or Estate Account Name
   John Smith, Trustee            John Smith, Title (Custodian or Executor)